NanoViricides Announces that It Has Raised $20 Million in a Registered Direct Offering

WEST HAVEN, CONNECTICUT — Tuesday, January 21st, 2014 — NanoViricides, Inc. (NYSE MKT: NNVC) (the "Company") announced today that it has raised approximately $20 Million in a registered direct offering. The Company will receive approximately $18.8 Million in proceeds after deducting approximately $1.2 M for broker commissions and attorney fees.

“We were very pleased with the strong interest from select institutional investors and existing shareholders,” said Eugene Seymour, MD, MPH, CEO of the Company, adding, “It enabled us to raise $20M in place of the intended $10M, taking advantage of the 20% additional allowance option for our registered securities.” Dr. Seymour further explained, “We anticipate that the additional capital will be sufficient to last through Phase I and II human clinical studies of our injectable FluCide drug candidate, and also through initial human clinical trials of DengueCide.” DengueCide has received Orphan Drug designation by the US FDA as well as the European Medical Agency (EMA). These designations entail significant benefits, allowing the Company to prioritize development of DengueCide.

With this raise, the Company now has approximately $40 Million cash in hand (including non-current cash-based assets), which the Company believes is sufficient for its planned activities for the next three years and beyond. With these funds, in addition to certain clinical trials for FluCide and DengueCide, the Company anticipates that it will also be able to expedite development of its four other drug candidates, namely, Oral FluCide, HerpeCide™, HIVCide™, and EKCCide™ into the FDA approval process.

With this additional capital, the Company anticipates being able to hire necessary staff to accommodate the expanded workload as it gears several of its drug candidates towards IND filings over the near future. Further, the Company will be able to continue its R&D programs, such as nanoviricides against Rabies and Ebola/Marburg viruses. The Company believes it will also be able to pursue additional R&D programs such as developing nanoviricides against the recently discovered Middle East Respiratory Syndrome (MERS) virus (a Coronavirus), as well as other opportunities. These programs should result in additional drug candidates in the Company’s already robust pipeline in the near future.

The Company has recently reported that no toxicities or adverse events were found even at the maximum feasible dose level in a preliminary safety/toxicology study of its broad-spectrum anti-influenza lead drug candidate, injectable FluCide. This drug is designed for hospitalized patients with severe influenzas. The Company expects that these results indicate that its oral FluCide is also likely to demonstrate similarly strong safety profile.

“We believe that the safety of our entire nanoviricide class of drugs is validated to a large extent by this safety study,” said Anil R. Diwan, PhD, President of the Company, adding, “The nanoviricides differ from each other primarily in the anti-viral ligand. We now await the results of the full Safety and Tox Package study of FluCide.” The Company is currently producing sufficient material for the injectable FluCide tox package study. The strong safety profile resulted in a very large quantity requirement of test material for this study, which was beyond the Company’s production capacity last year.

Extremely high efficacy has been demonstrated for FluCide in highly lethal animal studies against both group I Influenza A (H1N1) and group II influenza A (H3N2) viruses, indicating that this drug is indeed broad-spectrum and should work against most if not all strains of Influenza. The Company has previously reported that injectable FluCide resulted in full 21 day survival of 100% of animals in a highly lethal influenza virus challenge study. To compare, 100% of Tamiflu®-treated animals died in 8 days and 100% of untreated animals died in 5 days, in this study. The injectable FluCide treatment resulted in a greater than 1,000-fold reduction in lung viral load, as compared to only a less than 2-fold reduction for Tamiflu-treated animals at the same time point in this study. These results demonstrate the extremely high effectiveness of FluCide against influenzas. Other nanoviricides have shown similarly strong effectiveness in relevant animal models. Notably, HIVCide continued to suppress viral load in SCID-hu mice at the same level as a three-drug HAART cocktail, even as long as 42 days after HIVCide treatment was stopped, while HAART group continued to receive treatment. The Company expects that these animal model results should translate readily into humans, because the nanoviricides are designed to directly attack the virus particle, in a host-independent fashion. The Company believes that HIVCide could be a “Functional Cure” of HIV/AIDS.

The Company has recently signed confidential disclosure agreements (CDA’s) with Public Health England, UK, as well as with Lovelace Respiratory Research Institute, New Mexico, USA to further develop FluCide towards an IND. This development will entail testing the drug candidate against a number of additional influenza viruses in cell culture models, as well as in animal models. The viruses include H5N1 “Bird Flu”virus, as well as the H7N9 “Bird Flu” virus. H5N1 is a dreaded virus with greater than 50% lethality in humans that could become devastating if it develops pandemic potential. The H7N9 virus recently circulating in China is also being watched closely because millions could die if it develops pandemic potential.

Purchase price of each unit in this offering was $5.25. This price was set at a 4% discount to the 20-day VWAP (volume-weighted average price) of NNVC common stock as of Friday, January 17th. Each unit of this registered direct offering consists of 1 share of common stock and a 5-year warrant for purchasing 0.65 shares. The warrants have an exercise price of $6.05 per share, which was the closing price of NNVC common stock on Friday, January 17th. Based on similar recent transactions, the Company determined that this was a fair pricing policy and adopted the pricing. The units were offered by Nanoviricides pursuant to an effective shelf registration statement on Form S-3 (File No. 333-184626) filed with the Securities and Exchange Commission dated October 26, 2012, as amended on December 3, 2012 and declared effective on December 21, 2012, and a registration statement filed on Form S-3 with Rule 462(b) under the Securities Act of 1933 with the Securities and Exchange Commission on January 21, 2014. A prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov .

Chardan Capital Markets, LLC, acted as lead placement agent and Midtown Partners & Co., LLC was the co-placement agent in connection with the offering.

The closing of this offering is expected to take place on or before Friday, January 24th, 2014, subject to the satisfaction of customary closing conditions. In connection with the Offering, pursuant to a Placement Agency Agreement dated January 20, 2014, among Midtown Partners & Co., LLC, and Chardan Capital Markets, LLC (collectively, the “Placement Agents”), the Company paid the Placement Agents an aggregate cash fee representing 6% of the gross Purchase Price paid by the Purchasers and warrants to purchase an aggregate of 2% of the number of shares of Common Stock sold in the Offering (the “Compensation Warrants”), substantially similar to the Warrants sold in the Offering, at an exercise price equal to $6.05 per share.

NanoViricides Pipeline

NanoViricides is developing broad-spectrum anti-influenza drugs as part of its rich drug pipeline. The Company believes that its FluCide™ drug candidates will be effective against most if not all influenza viruses, including the H7N9 bird flu, H3N2 or H1N1 epidemic viruses, H5N1 bird flu, seasonal influenzas, as well as novel influenza viruses. This is because FluCide is based on the Company’s biomimetic technology, mimicking the natural sialic acid receptors for the influenza virus on the surface of a nanoviricide® polymeric micelle. It is important to note that all influenza viruses bind to the sialic acid receptors, even if they rapidly mutate. The FluCide drug candidates have already shown strong effectiveness against H1N1 and H3N2 influenza viruses in highly lethal animal models.

NanoViricides has developed an oral drug candidate against influenza. This oral version is also dramatically more effective than TamiFlu in the animals given a lethal influenza virus infection. This oral FluCide may be the very first nanomedicine that is effective when taken by mouth.

In addition, NanoViricides has developed drug candidates against Dengue, HIV/AIDS, Herpes, and Ocular Viral Diseases that have shown strong effectiveness in relevant animal and/or cell culture models.

About NanoViricides:

NanoViricides, Inc. (www.nanoviricides.com) is a development stage company that is creating special purpose nanomaterials for viral therapy. The Company's novel nanoviricide® class of drug candidates are designed to specifically attack enveloped virus particles and to dismantle them. The Company is developing drugs against a number of viral diseases including H1N1 swine flu, H5N1 bird flu, seasonal Influenza, HIV, oral and genital Herpes, viral diseases of the eye including EKC and herpes keratitis, Hepatitis C, Rabies, Dengue fever, and Ebola virus, among others.

This press release contains forward-looking statements that reflect the Company's current expectation regarding future events. Actual events could differ materially and substantially from those projected herein and depend on a number of factors. Certain statements in this release, and other written or oral statements made by NanoViricides, Inc. are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to the sufficiency of our cash and our cash requirements, the timing and success of our development efforts and the relationship between the results of our current development efforts and the success of our future development efforts. . You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Important factors that could cause actual results to differ materially from the company's expectations include, but are not limited to, those factors that are disclosed under the heading "Risk Factors" and elsewhere in documents filed by the company from time to time with the United States Securities and Exchange Commission and other regulatory authorities. Although it is not possible to predict or identify all such factors, they may include the following: demonstration and proof of principle in pre-clinical trials that a nanoviricide is safe and effective; successful development of our product candidates; our ability to seek and obtain regulatory approvals, including with respect to the indications we are seeking; the successful commercialization of our product candidates; and market acceptance of our products.

FDA refers to US Food and Drug Administration. EMA refers to the European Union’s office of European Medical Agency.

Contact:

NanoViricides, Inc.

Amanda Schuon, 310-550-7200

info@nanoviricides.com